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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference, in this registration statement on Form S-3 of our report dated November 3, 1997, except for Note 15, as to which the date is December 5, 1997, relating to the financial statements and financial statement schedule, which appears in EMCORE Corporation's Annual Report on Form 10-K for the two years ended September 30, 1997. We also consent to the references to our firm under the caption "Experts".


                                                 /s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
October 4, 1999